UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 21, 2016 (March 18, 2016)

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 18, 2016, Newfield Exploration Company (the “Company”) entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”), by and among JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent and each of the lenders party to the Credit Agreement (as defined below).

The Fifth Amendment amends that certain Credit Agreement dated as of June 2, 2011 (as amended by that certain First Amendment to Credit Agreement dated as of September 27, 2011, that certain Second Amendment to Credit Agreement dated as of April 29, 2013, that certain Third Amendment to Credit Agreement dated as of June 25, 2013 and that certain Fourth Amendment to Credit Agreement dated as of March 5, 2015) (together with the Fifth Amendment, the “Credit Agreement”).

The Fifth Amendment: (i) amended the definitions of Consolidated EBITDAX, Consolidated Interest Expense and Consolidated Net Income to exclude or include, as applicable, extraordinary or non-recurring items and certain non-cash items, among other changes (ii) decreased the minimum permitted ratio of Consolidated EBITDAX to Consolidated Interest Expense for the four fiscal quarters most recently ended to be 2.5 to 1.0 and (iii) added certain provisions related to the new regulations applicable to lenders promulgated by the European Union, among other revisions.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, a copy of which will be included in the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Fifth Amendment in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: March 21, 2016	By:	/s/ Timothy D. Yang
Timothy D. Yang
General Counsel and Corporate Secretary

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